UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2014

SURNA INC.
(Exact name of registrant as specified in its charter)

Nevada	333-164578	27-3911608
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1780 55th Street, Suite C, Boulder, CO 80301
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code  (303) 993-5271 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 30, 2014 Surna Inc. (the “Company”) entered into a Separation Agreement with Lead Focus Limited, a British Virgin Islands company, a related party (“LFL”) to sell LFL 100% of the issued and outstanding stock of Surna Media Inc. (“Surna Media”), the Company’s wholly owned subsidiary. LFL is the sole shareholder of Surna Hongkong Limited, a Hong Kong company, which is in turn the sole shareholder of Flying Cloud Information Technology Co. Ltd. (“Flying Cloud”), a PRC Wholly Foreign-Owned Entity which is in the business of developing online and mobile games in Guangzhou, China. As of March 31, 2014, the Company had a $2,574,659 balance due to related parties who control LFLSurna Media’s principal business is the development of web and mobile games and social networks, and Surna Network’s principal business was telecommunications services, IT support services and open-source software development. We acquired Surna Media and its subsidiaries in a series of transactions during 2011 by issuing 20,000,000 shares of our common stock. Upon completion of this transaction, we have exited the businesses operated by Surna Media and its subsidiaries.

The sales price for Surna Media was $2,643,880 which is comprised of a payment of $1 in cash and LFL’s assumption of all of the liabilities of Surna Media and its subsidiaries. As a result of this sale, the Company will eliminate from its balance sheet all assets and liabilities associated with Surna Media and record a credit of $2,643,881 to its Additional Paid in Capital.

A pro forma unaudited balance sheet of the Company as of March 31, 2014 giving effect to the disposition of Surna Media as if it had occurred on March 31, 2014 is included herewith as Exhibit 99.1 to this Current Report and incorporated by reference herein. Unaudited Pro Forma Condensed Consolidated Income Statements for the interim period ended March 31, 2014 and for the fiscal year ended December 31, 2013 are not presented because the results of operations for Surna Media were nominal during those respective periods

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by the Separation Agreement which is identified in this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit	Description
10.1	Separation Agreement between the Company and Lead Focus Limited dated June 30, 2014.
99.1	Pro forma unaudited balance sheet of the Company as of March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURNA INC.

Date: July 07, 2014	By:	/s/ Tom Bollich
Tom Bollich, Chief Executive Officer